UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2008

ACTIONVIEW INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	87-0542172
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

29970 Technology Drive, Suite 203, Murrieta, California 92563
(address of principal executive offices)

(951) 677-6735
(Registrant's telephone number)

1892 West Broadway, 2nd floor, Vancouver, British Columbia, Canada V6Y 1J9
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer.

Effective July 16, 2008, ActionView International, Inc. (the “Registrant” or the “Corporation”) accepted the resignation of Christopher Stringer as the Registrant’s Chief Financial Officer effective immediately. To fill the vacancy created by Mr. Stringer’s resignation, the Registrant appointed Steven Peacock, the Registrant’s Chief Executive Officer, President, Secretary and member of the Board of Directors, as Chief Financial Officer. There were no disagreements between Mr. Stringer and the Registrant on any matter relating to the Registrant’s operations, policies or practices which, if not resolved to the satisfaction of Mr. Stringer, would have caused Mr. Stringer to make reference to the matter in his resignation letter attached as Exhibit 99.1 to this Current Report on From 8-K and incorporated by reference.

As a result of Mr. Stringer’s resignation, Mr. Peacock is the sole Officer of the Registrant.

The Company will provide, no later than the date this Report on Form 8-K is filed with the SEC, a copy of the disclosures made herein to Mr. Stringer, and will provide him with an opportunity to provide a letter stating whether or not he disagrees with these statements.  Any correspondence received from Mr. Stringer will be filed as an exhibit to an amended Report and will be filed within two (2) business days of receipt.

Item 8.01 Other Events

As a result of Mr. Stringer’s resignation the Registrant has relocated its corporate headquarters to 29970 Technology Drive, Suite 203, Murrieta, California 92563.  The Registrant will sublease approximately 2,000 square feet on a month-to-month basis as part of its management contract with Javelin Advisory Group.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description	Location

99.1	Letter of Resignation from Christopher Stringer, dated July 16, 2008	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIONVIEW INTERNATIONAL, INC.

July 21, 2008	/s/ Steven Peacock
Date	Steven Peacock Chief Executive Officer